EXHIBIT 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement” or “Stock Release Agreement”) is made as of June 25, 2002, between E-CENTIVES, INC., a Delaware corporation (“e-centives”), and INKTOMI CORPORATION, a Delaware corporation (“Inktomi”, and together with e-centives, the “Parties”).

WITNESSETH

WHEREAS, the Parties entered into an Asset Purchase Agreement, dated January 18, 2001 (the “Asset Purchase Agreement”), pursuant to which e-centives purchased certain assets and assumed certain liabilities of Inktomi as provided therein;

WHEREAS, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Parties entered into (a) an Escrow Agreement, dated March 28, 2001 (the “Escrow Agreement”), (b) a Sublease, dated March 28, 2001 (the “Sublease”), pursuant to which Inktomi subleased to e-centives certain premises in the building commonly known as 555 Twin Dolphin Drive, which is located in Redwood City, CA, and (c) a letter agreement regarding restrictions on resale of e-centives’ common stock, dated March 28, 2001 (the “Resale Restrictions Agreement”);

WHEREAS, the Parties desire to release all shares of e-centives common stock and all other property, if any, contained in the Indemnity Fund (as defined in the Escrow Agreement) to Inktomi in accordance with the terms contained in this Agreement;

WHEREAS, the Parties wish to amend the Resale Restrictions Agreement as provided in this Agreement; and

WHEREAS, the Parties have agreed to amend the Sublease pursuant to the terms of the Second Amendment to Sublease being entered into by the Parties concurrently with this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                       Representations and Warranties.  Each of the Parties represents and warrants to each other that such Party has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, and that this Agreement constitutes the valid and legally binding obligation of such Party, enforceable in accordance with its terms and conditions.

2.                                       Release of Indemnity Fund.

(a)                                  Notwithstanding anything to the contrary contained in the Asset Purchase Agreement or the Escrow Agreement, the Parties hereby agree that all shares of e-centives common stock and all other property, if any, contained in the Indemnity Fund (as defined in the Escrow Agreement) shall be released to Inktomi in accordance with instructions to be provided to the Escrow Agent (as defined in the Escrow Agreement), which instructions are to be executed by each of the Parties and delivered to the Escrow Agent simultaneous with the execution of this Agreement.

(b)                                 The Parties agree that, notwithstanding anything to the contrary contained in the Asset Purchase Agreement, all indemnification obligations of Inktomi and e-centives contained in Section 8 of the Asset Purchase Agreement are hereby terminated and shall have no further effect from the date hereof.  Each Party represents and warrants to the other Party that, as of the date hereof, no claim for indemnification has been made against the other Party which has not been resolved in accordance with the terms of the Asset Purchase Agreement and Escrow Agreement and no basis for any such claim exists.

3.                                       Amendment to Resale Restrictions Agreement.

(a)                                  The Parties agree that subsection (1) of the second paragraph of the Resale Restrictions Agreement is hereby stricken and the following shall be inserted in lieu thereof: “(1) two and one half percent (2.5%) of the number of outstanding shares of Common Stock as shown on the most recent report or statement published by e-centives, or”.

4.                                       Effect of Agreement.  All references to the Asset Purchase Agreement, Escrow Agreement or Resale Restrictions Agreement shall mean such agreement as amended or superseded by the provisions of this Agreement.  Except as specifically amended or otherwise provided above, each agreement shall remain in full force and effect in its original form or as previously amended, as the case may be.

5.                                       Cooperation.  The Parties shall cooperate with one another in the execution of any further documents or instruments that any Party shall reasonably request the other Party to execute and deliver, and in the performance of any other reasonably requested action that may be deemed necessary or advisable, in relation to the actions contemplated by this Agreement.

6.                                       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.                                       Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of ay jurisdiction other than the State of California.

9.                                       Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.                                 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.                                 Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement.

12.                                 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

13.                                 Specific Performance.  Each of the Parties acknowledges that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INKTOMI CORPORATION

By:	/s/ Michael Cunniff
Vice President
and Corporate Controller

E-CENTIVES, INC.

By:	/s/ David Samuels
Chief Financial Officer